UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 3, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Bankruptcy Filings

On August 3, 2009, Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and each of its direct and indirect wholly-owned U.S. subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Petitions are being jointly administered under Case No. 09-12743 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Company expects that its Canadian subsidiary Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), will commence proceedings (the “Canadian Proceedings”) shortly after the filing of the Chapter 11 Petitions in the Ontario Superior Court of Justice in Canada (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act. The Company’s subsidiaries and operations outside the United States are not included in the Chapter 11 Petitions or (except for the Canadian Borrower upon commencement of the Canadian Proceedings) any other proceeding outside the United States and are expected to continue to operate in the ordinary course of business.

A copy of the press release dated August 3, 2009 announcing, among other things, the filing of the Chapter 11 Petitions and the anticipated commencement of the Canadian Proceedings is attached hereto as Exhibit 99.1.

DIP Credit Agreement

In anticipation of filing the Chapter 11 Petitions and the commencement of the Canadian Proceedings, the Company has entered into a Debtor-In-Possession Credit Agreement, dated August 3, 2009 (the “DIP Credit Agreement”), among the Company, Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), and the Canadian Borrower (the U.S. Borrower and the Canadian Borrower are referred to herein as the “DIP Borrowers”), various lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent (in such capacity, the “DIP Agent”), Banc of America Securities LLC, General Electric Corporation and UBS Securities LLC, as co-syndication agents, Deutsche Bank Trust Company Americas, as documentation agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as joint lead arrangers and book runners, and Banc of America Securities LLC and UBS Securities LLC, as co-arrangers.

The lenders under the DIP Credit Agreement have committed to provide superpriority senior secured term loans to the DIP Borrowers and an additional non-U.S. subsidiary to be designated (the “Additional Foreign Borrower”) in an aggregate principal amount of up to $175 million (the “DIP Facility”) in connection with the Chapter 11 Cases and the Canadian Proceedings. Subject to approval of the DIP Facility by the Bankruptcy Court and the Canadian Court, $50 million of the DIP Facility will be available in a single draw upon the entry of an interim order by the Bankruptcy Court and an initial order by the Canadian Court, each in a form satisfactory to the lenders holding a majority of the outstanding loans and commitments under the DIP Facility (the “Required Lenders”). An additional $125 million of the DIP Facility will be available in a single draw upon the entry by the Bankruptcy Court of a final order approving the DIP Facility, subject to a cap of $75 million if the Additional Foreign Borrower does not become a borrower under the DIP Facility. An aggregate total of up to $125 million of the DIP Facility will be available for borrowing by the U.S. Borrower and an aggregate total of up to $50 million of the DIP Facility will be available for borrowing by the Canadian Borrower, each subject to reduction in the aggregate (on a dollar-for-dollar basis) by the amount of borrowings by the Additional Foreign Borrower. The DIP Credit Agreement also provides for an additional uncommitted $25 million incremental facility, for a total DIP Facility of up to $200 million (if the incremental facility is requested and committed to by the requisite lenders). Borrowings under the DIP Facility are subject to additional conditions customary for debtor-in-possession financings of this type.

The obligations of the DIP Borrowers under the DIP Credit Agreement will be guaranteed by the Company and certain of its U.S. and foreign subsidiaries, subject to limitations on guarantees by foreign entities of the obligations of the DIP Borrowers. The obligations under the DIP Credit Agreement and related guarantees will be secured by liens on the assets of the DIP Borrowers and certain of the Company’s U.S. and foreign subsidiaries, subject to limitations on liens granted by foreign entities supporting certain of the obligations of the DIP Borrowers and guarantors. Liens under the DIP Credit Agreement will have first priority priming status with respect to substantially all of the assets of the DIP Borrowers and their subsidiaries in U.S. and Canada and will be entitled to superpriority administrative expense claim status in the Chapter 11 Cases.

The proceeds of the DIP Facility will be used for operating, working capital and other general corporate needs of the DIP Borrowers and their subsidiaries and the payment of fees and expenses in accordance with the orders of the Bankruptcy Court and the Canadian Court authorizing such borrowings.

Loans under the DIP Credit Agreement will bear interest at a rate per annum equal to (i) LIBOR (with a LIBOR floor of 3%) plus 10% or (ii) a base rate based on the higher of the federal funds overnight rate plus 0.5% and the prime lending rate (with a floor of 4%) plus 9%. Overdue principal and interest will bear interest at a default rate of 2% over the applicable rate as determined under the terms of the DIP Credit Agreement. In addition, the DIP Credit Agreement will obligate the DIP Borrowers to pay agency, up-front and exit fees to the DIP Agent and the lenders, as applicable.

The outstanding principal amount of the loans under the DIP Credit Agreement, plus accrued and unpaid interest thereon, will be due and payable in full at maturity, which is the earliest of: (i) the date that is 270 days after the date of the entry of the interim order by the Bankruptcy Court (the “Interim Order Entry Date”), (ii) the first date that both a plan of reorganization for each of the Company and its U.S. subsidiaries, which is confirmed by the Bankruptcy Court, and a plan of compromise or arrangement of the Canadian Borrower, which is confirmed by the Canadian Court, in each case providing for the repayment of the obligations under the DIP Credit Agreement, become effective, (iii) the date that is 30 days after the Interim Order Entry Date if the Bankruptcy Court has not entered a final order by such date and (iv) the acceleration of the DIP Facility or termination of the commitments thereunder, including, without limitation, as a result of the occurrence of an event of default. With the consent of the Required Lenders, and payment of an extension fee equal to 1% of the outstanding loans and commitments, the DIP Borrowers may at their option extend the maturity date by 90 days on up to two separate occasions.

The DIP Credit Agreement includes affirmative and negative covenants that will impose substantial restrictions on the financial and business operations of the Company and its subsidiaries, including their ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions. The DIP Credit Agreement also contains certain financial covenants including (i) the achievement of a minimum amount of consolidated EBITDA, (ii) the maintenance of a minimum amount of liquidity and (iii) limitations on the amount of capital expenditures. The DIP Credit Agreement also contains various events of default that are customary for debtor-in-possession financings of this type.

A copy of the press release dated August 3, 2009 announcing, among other things, the entry into the DIP Credit Agreement is attached hereto as Exhibit 99.1.

Amendment to the Prepetition Credit Agreement

In anticipation of potentially obtaining debtor-in-possession financing in connection with the filing of the Chapter 11 Petitions and the commencement of the Canadian Proceedings, the Company, the U.S. Borrower, the Canadian Borrower and Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and together with the U.S. Borrower and the Canadian Borrower, the “Prepetition Borrowers”), entered into the Fifth Amendment and Consent to Credit Agreement, dated July 14, 2009, with the lenders party thereto and the Prepetition Agent (as defined below), providing for the amendment of that certain Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Prepetition Credit Agreement”), among the Company, the Prepetition Borrowers, as borrowers, the lenders party thereto (the “Senior Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (in such capacity the “Prepetition Agent”), Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners, L.P., UBS Securities LLC and The Bank of Nova Scotia, as co-documentation agents, to permit, if the debtor-in-possession financing contemplated by the DIP Credit Agreement is approved by the Bankruptcy Court and the Canadian Court, (i) the borrowings and guarantees by the U.S. Borrower and the Canadian Borrower, and the granting of liens on the assets of the Company and its subsidiaries, pursuant to such debtor-in-possession financing and (ii) the Prepetition Agent’s entering into intercreditor agreements and/or amendments to the security and pledge agreements that secure the obligations under the Prepetition Credit Agreement to provide that any liens incurred pursuant to the debtor-in-possession financing will have priority over the liens under the Prepetition Credit Agreement.

Amended and Restated Limited Waiver under Prepetition Credit Agreement

On July 28, 2009, the Company and the Prepetition Borrowers entered into an Amended and Restated Limited Waiver (the “Amended and Restated Limited Waiver”) with various lenders and the Prepetition Agent. The Amended and Restated Limited Waiver amends and restates and expressly supersedes the Limited Waiver entered into by the Company and the Prepetition Borrowers on July 15, 2009 with the Prepetition Agent and the requisite lenders under the Prepetition Credit Agreement (the “Existing Limited Waiver”) as previously reported on a Form 8-K dated July 15, 2009. Pursuant to the Existing Limited Waiver, the waiver of certain defaults under the Prepetition Credit Agreement by the Senior Lenders would have automatically terminated on July 28, 2009 unless lenders holding at least a majority of the outstanding loans and commitments under the Prepetition Credit Agreement provided a notice of continuation. In lieu of such a notice, the parties thereto entered into the Amended and Restated Limited Waiver, which eliminated the July 28, 2009 automatic termination, thereby extending the potential outside date of the waiver until August 14, 2009. Upon the filing of the Chapter 11 Petitions, the waivers contained in the Amended and Restated Limited Waiver ceased to be effective.

Item 1.03.	Bankruptcy or Receivership.

On August 3, 2009, the Debtors filed the Chapter 11 Petitions. The Company expects that the Canadian Borrower will commence the Canadian Proceedings shortly thereafter. The information provided in Item 1.01 above regarding the Chapter 11 Petitions and the Canadian Proceedings is incorporated by reference into this Item 1.03.

A copy of the press release dated August 3, 2009 announcing, among other things, the filing of the Chapter 11 Petitions and the anticipated commencement of the Canadian Proceedings is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2009 the Company and certain of its subsidiaries entered into the DIP Credit Agreement. The information provided in Item 1.01 above regarding the DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Chapter 11 Petitions described in Item 1.01 above constituted events of default, and triggered repayment obligations of the Company and certain of its subsidiaries, under (a) the Prepetition Credit Agreement, (b) the Indenture, dated as of December 23, 2004 (the “Senior Notes Indenture”), among the U.S. Borrower, certain subsidiary guarantors party thereto, including the Company, and

Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture No. 1, relating to the 7% Senior Notes due 2012 (the “Senior Notes”), and (c) the Indenture, dated as of December 23, 2004 (the “Senior Subordinated Notes Indenture”), among the U.S. Borrower, certain subsidiary guarantors party thereto, including the Company, and the Trustee, as supplemented by that certain Supplemental Indenture No. 1, relating to the 8 3/8% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”), and triggered the termination rights of the counterparties to certain swap agreements entered into by the Company and its subsidiaries (the “Swap Agreements”).

As of August 3, 2009, approximately $608 million of principal and accrued and unpaid interest was outstanding under the Prepetition Credit Agreement, approximately $208.8 million of principal and accrued and unpaid interest was outstanding under the Senior Notes and approximately $329.9 million of principal and accrued and unpaid interest was outstanding under the Senior Subordinated Notes, and approximately $19.9 million in the aggregate was owed to counterparties under the Swaps Agreements. As a result of the filing of the Chapter 11 Petitions, the loan commitments of the lenders under the Prepetition Credit Agreement were terminated and all principal and accrued and unpaid interest outstanding under the Prepetition Credit Agreement, the Senior Notes and the Senior Subordinated Notes accelerated and became due and payable. The Company believes that any efforts to enforce such payment obligations are automatically stayed as a result of the Chapter 11 Petitions and applicable bankruptcy law.

Item 8.01.	Other Events

On August 3, 2008, the Company issued a press release announcing the filing of the Chapter 11 Petitions, the anticipated commencement of the Canadian Proceedings and the entry into the DIP Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Timothy W. Hefferon

Dated: August 3, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated August 3, 2009